EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Brenda R. Schroer, Chief Financial Officer of Aris Water Solutions, Inc., (the “Company”), hereby certify, to my knowledge, that:

(1)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:    May 10, 2022

/s/ Brenda R. Schroer
Brenda R. Schroer
Chief Financial Officer